                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 19, 1999


                                 MODACAD, INC.
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        (Exact name of registrant as specified in its charter)


          California                    33-31166                 95-4145930
-------------------------------     ----------------    ------------------------
(State or other jurisdiction of        (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)



    3861 Sepulveda Blvd., Culver City                            90230
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code            (310) 751-2100
                                                        ------------------------

                               Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.  Other Events

Modacad Inc. ("the Company") held its annual meeting on July 16, 1999 at the Company's headquarters. Shareholders approved all of the proposed resolutions including changing the legal name of the Company to Styleclick.com Inc. The Company plans to begin trading under the name Styleclick.com Inc. and the new ticker symbol "IBUY" on Monday, July 19, 1999. See attached press release issued on July 16, 1999, which by this reference, is incorporated herein.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Modacad, Inc.


Date: July 19, 1999                            By:   /s/  LEE FREEDMAN
                                                     ---------------------------
                                                     Lee Freedman
                                                     Vice President, Finance and
                                                     Chief Financial Officer

                                 PRESS RELEASE

                   MODACAD CHANGES NAME TO STYLECLICK.COM INC.

 - Company Holds Annual Meeting; Shareholders Approve All Proposed Resolutions.

            - Modacad to Begin Trading Under New Ticker Symbol "IBUY"

LOS ANGELES, Calif. - July 16, 1999 - Modacad (NASDAQ NMS: MODA),creator of the leading fashion e-commerce web site, www.styleclick.com, held its annual meeting today at the Company's headquarters. Shareholders approved all of the proposed resolutions including changing the legal name of the Company to Styleclick.com Inc., pending the filing of Form 8-K with the SEC. The Company plans to begin trading under the name Styleclick.com Inc. and the new ticker symbol "IBUY" on Monday, July 19, 1999.

In addition, shareholders voted to re-elect Joyce Freedman, Lee Freedman, Maurizio Vecchione, Stephen Wyle, Peter Frank and Leslie Saleson to the board of directors, ratified the appointment of Ernst & Young as the Company's independent auditors, and amended the Company's stock option plan to increase the number of shares for issuance. Shareholders also voted in favor of two proposals relating to the Company's private placement earlier this year.

"We are very pleased with the support we have received from our shareholders on all proposals," stated Joyce Freedman, Modacad's chairman and co-chief executive officer. "The name change to Styleclick.com reinforces our strong position as the leading network of style-related Internet sites."

Modacad operates its two flagship sites, www.fashiontrip.com and www.styleclick.com, as well as a growing network of fashion e-commerce sites for leading brands including, For Joseph, FreeStyle USA, Hunter Douglas, and Sbicca.

Modacad recently announced its syndication program, which consists of licensing portions of fashion content currently available on the Styleclick.com web site, to third party licensees, including major portals, lifestyle and celebrity web sites. Modacad is the first company to syndicate fashion content online.

Also at today's meeting, Maurizio Vecchione, Modacad's president and co-chief executive officer unveiled the Company's marketing strategy to create branding for the new Company name as well the Styleclick.com fashion e-commerce site. "The marketing campaign is designed to reinforce the message that Styleclick.com is the first Internet company to create a complete e-commerce solution for the style industries," stated Vecchione.

Modacad's aggressive marketing campaign will include print advertising in national business and consumer publications as well as a targeted radio campaign in the major metropolitan cities.

Styleclick.com, Modacad's premier site for fashion e-commerce, offers many products in high resolution with the ability to pan and zoom in to inspect fabric textures, stitching, buttons, and beading. Featured products can be viewed in high resolution, three dimensional rotation, providing visually rich images that allow consumers to see products from all angles in order to make informed purchasing decisions. Styleclick.com is the first e-commerce site to provide image-by-image comparisons by category where consumers can compare related products from different manufacturers and visually compare the look of items, not just the price. These features create a more realistic shopping experience.

Modacad also recently announced an interactive marketing partnership with America Online (NYSE: AOL), the world's leading interactive services company, and an e-commerce merchant agreement with Excite@Home (Nasdaq: ATHM), a global Internet media company.

For further information or for a complete investor kit, contact Gail Laguna, investor relations manager, at 310/751-2100 or visit Modacad's corporate web site at www.modacad.com.